UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

CALVERT MANAGEMENT SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

IMPORTANT NOTICE

EATON VANCE GLOBAL SMALL-CAP EQUITY FUND

EATON VANCE MUTUAL FUNDS TRUST

March 31, 2023

Dear Shareholder:

As you may know, Boston Management and Research (the “Adviser”) has proposed, and the Board of Trustees (the “Board”) has approved, an Agreement and Plan of Reorganization (the “Plan”) pursuant to which Eaton Vance Global Small-Cap Equity Fund (the “Fund”) is expected to be reorganized with and into Calvert Global Small-Cap Equity Fund (the “Acquiring Fund”), a newly formed series of Calvert Management Series (the “Reorganization”). Proxy materials were mailed to shareholders in early March 2023 and a special joint shareholder meeting (the “Meeting”) to consider approving the Plan is scheduled to be held in a hybrid format (in person and telephonically) on April 27, 2023 at 1:00 p.m. (Eastern Time) at the principal office of the Fund.

PROPOSAL RATIONALE

The Adviser believes that the Fund and its shareholders would benefit from the Reorganization into the Calvert Management Series platform due to the potential benefits of the application of the Calvert Principles for Responsible Investment to the Fund’s strategies and the expected lower net expenses of the Fund, as described in more detail in the proxy statement (link found below).

IN ORDER TO FACILITATE THIS REORGANIZATION, WE NEED YOUR VOTE!

THE FUND’S BOARD OF TRUSTEES BELIEVES THE PROPOSAL IS IN THE FUND’S BEST INTERESTS AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL. PLEASE TAKE A MOMENT NOW TO VOTE!

For your convenience, we have enclosed a copy of the proxy card for your review and to vote. You may also find the proxy statement at https://funds.eatonvance.com/media/public/42143.pdf. If you have any questions about the proposal, please call 1-800-309-2984.

Thank you for your consideration and your vote.

Eric A. Stein

President

Eaton Vance Mutual Funds Trust

Voting is easy and only takes a few moments of your time. Please use one of the convenient options listed below:

1. VOTE VIA THE INTERNET. Visit the website indicated on the enclosed proxy card and enter your “Control Number”.
2. VOTE BY TOUCHTONE PHONE. Dial the toll-free number indicated on the enclosed proxy card.
3. VOTE BY PHONE WITH A PROXY SPECIALIST. Dial toll-free 1 (800) 309-2984. Please have the enclosed proxy card available at the time of the call.
4. VOTE BY MAIL. Cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

MUTUAL FUND PROXY FACT SHEET FOR: EATON VANCE GLOBAL SMALL-CAP EQUITY FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATIONS

Record Date Mail Date Meeting Date	FEBRUARY 17, 2023 MARCH 8, 2023 APRIL 27, 2023 @ 1:00 PM (ET)	IN PERSON AND TELEPHONICALLY SEE PAGES 3-4

ADDITIONAL INFORMATION		CONTACT INFORMATION

Tickers	SEE PAGE 4	Inbound Line	1-800-309-2984

CUSIPs	SEE PAGE 4	Website	https://funds.eatonvance.com

What are Shareholders being asked to vote on?

•	There is one proposal to be voted on at the Meeting for Eaton Vance Global Small Cap Equity Fund:

To consider and act upon a proposal to approve an Agreement and Plan of Reorganization, pursuant to which Eaton Vance Global Small-Cap Equity Fund will transfer all of its assets to Calvert Global Small-Cap Equity Fund in exchange for shares of Calvert Global Small-Cap Equity Fund and the assumption by Calvert Global Small-Cap Equity Fund of all of the liabilities of Eaton Vance Global Small-Cap Equity Fund.

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

(***Note: This proposal is referenced as proposal 2 in the joint proxy statement; however, there is only one proposal for this Fund)

PROPOSAL 2: Agreement and Plan of Reorganization

What are shareholders being asked to approve?

Shareholders of Eaton Vance Global Small-Cap Equity Fund (the “Fund”) are being asked to consider a proposal to approve an Agreement and Plan of Reorganization providing for the reorganization (the “Reorganization”) of the Fund with and into Calvert Global Small-Cap Equity Fund, a newly created series of Calvert Management Series.

How will the Reorganization affect me as a shareholder?

As a holder of shares of the Fund, you will receive shares of Calvert Global Small-Cap Equity Fund of the same share class and with the same aggregate net asset value as the aggregate net asset value of your Fund shares at the time of the Reorganization.

What are the potential benefits of the Reorganization?

Boston Management and Research (“BMR”), the investment adviser to the Fund, has recommended the Reorganization because it believes that the Fund would benefit from a migration to the Calvert Management Series platform due to the potential benefits of the application of the Calvert Principles for Responsible Investment (the “Calvert Principles”) to the Fund’s strategies and the expected lower net expenses of the Fund, which potentially could make the Fund more attractive to potential investors.

For Internal Distribution Only	Page 1

With respect to potential benefits from a portfolio management perspective, migration to the Calvert Management Series platform may also provide increased growth opportunities for the Fund from the distribution network of Calvert Research and Management (“CRM”) and its affiliates, which may result in economies of scale and lower expenses due to breakpoints.

In addition, the Fund currently has net assets of substantially less than $100 million, and BMR believes that the Reorganization may provide shareholders with a better opportunity to achieve more substantial scale and avoid possible liquidation (and related taxable distributions) at this time.

Do the Funds have similar investment objectives and strategies?

Yes. Calvert Global Small-Cap Equity Fund’s investment objective will be the same as that of the Fund. Calvert Global Small-Cap Equity Fund’s investment policies, investment restrictions, and investment risks will be substantially similar to those of the Fund. Calvert Global Small-Cap Equity Fund also will be subject to the Calvert Principles, which provide a framework for considering environmental, social, and governance factors. Accordingly, Calvert Global Small-Cap Equity Fund will be subject to the risks relating to the application of responsible investment criteria to the Fund’s investment strategies.

Will the investment adviser to my Fund change as a result of the Reorganization?

Yes. Currently, BMR is the investment adviser to the Fund. Following the Reorganization, CRM would be the investment adviser. The Fund’s current sub-adviser, Eaton Vance Advisers International Ltd. (“EVAIL”) would continue to serve as the sub-adviser to Calvert Global Small-Cap Equity Fund. CRM is affiliated with BMR and EVAIL, as each is an indirect, wholly owned subsidiary of Morgan Stanley.

The existing portfolio managers of the Fund will continue to serve as portfolio managers of Calvert Global Small-Cap Equity Fund.

Will there be changes to the Fund’s portfolio in connection with the Reorganization?

It is currently expected that a portion of the Fund’s portfolio assets (under 5%) will be sold prior to the consummation of the Reorganization in order to align the portfolio with the Calvert Principles, as set forth in Appendix C of the Proxy Statement/Prospectus.

The Calvert Principles provide a framework for considering environmental, social, and governance factors. The repositioning generally will involve eliminating existing positions in the Fund deemed ineligible under the Calvert Principles.

Pursuant to the Calvert Principles, the investment adviser seeks to identify companies and other issuers that operate in a manner that is consistent with or promotes environmental sustainability and resource efficiency, equitable societies and respect for human rights, and accountable governance and transparency.

Will there be any changes to the Fund’s fees and expenses in connection with the Reorganization?

It is expected that, following the Reorganization, the gross expenses of Calvert Global Small-Cap Equity Fund will be the same or lower than those of the Fund and the net expenses (after giving effect to fee waivers and/or expense reimbursements) borne by Fund shareholders would be lower than the net expenses they currently bear, due to lower expense caps for Calvert Global Small-Cap Equity Fund in the expense limitation agreement that will remain in place for at least a five year period after the Reorganization.

For Internal Distribution Only	Page 2

What are the U.S. federal income tax consequences of the Reorganization?

The Reorganization is expected to be tax-free for U.S. federal income tax purposes. Accordingly, it is expected that shareholders of the Fund will not, and the Fund generally will not, recognize gain or loss as a direct result of a Reorganization. The Fund’s portfolio repositioning may result in the Fund realizing capital gains. Shareholders of the Fund generally will be taxed on such capital gain distributions, although the need for such distributions may change depending on market conditions and on transactions entered into by the Fund prior to the closing date of the Reorganization.

If approved, when will the Reorganization happen?

The Reorganization will take place as soon as practicable following its approval by shareholders of the Fund and is expected to close on or about September 29, 2023, or such other date as the parties may agree.

What happens if the Reorganization is not approved by the Fund’s shareholders?

The Reorganization will not be consummated unless approved by shareholders of the Fund. If the Reorganization is not approved, the Fund will continue as a separate series of Eaton Vance Mutual Funds Trust, and the Board will consider what further actions, if any, may be in the best interests of the Fund and its shareholders, including, possibly, re-proposing the Reorganization or liquidating the Fund.

Who will pay the costs in connection with the Reorganization?

The Fund will not bear the direct expenses of the Reorganization. BMR, CRM, and/or their affiliates will bear such expenses, whether or not the Reorganization is ultimately approved by Fund shareholders. The Fund will bear any brokerage or other portfolio transaction costs associates with the Reorganization, however.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 2

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

For Internal Distribution Only	Page 3

SPECIAL MEETING LOCATIONS
In Person	Telephonically
PRINCIPAL OFFICE OF THE FUND TWO INTERNATIONAL PLACE BOSTON, MASSACHUSETTS 02110	SEND EMAIL FOR INFORMATION TO attendameeting@astfinancial.com

INFORMATION ABOUT PARTICIPATING IN THE SPECIAL MEETING

Subject to certain requirements discussed in the proxy material, shareholders may attend the meeting in person or telephonically.

All requests to participate in the Meeting telephonically must be received no later than 5:00 p.m. (Eastern Time) on April 25, 2023.

REGISTERED

If, as of February 17, 2023, you were a holder of record of shares of the Fund (i.e., you held shares of the Fund in your own name directly with the Fund) and you would like to be provided with the conference call dial-in information to participate in the Meeting, you should email your full name and address to attendameeting@astfinancial.com and include the Fund’s name, Eaton Vance Global Small-Cap Equity Fund, in the subject line.

You will then be provided with the conference call dial-in information and instructions for voting during the Meeting.

If you are a record holder of shares of the Fund and plan to attend the Meeting in person, you must show a valid photo identification (such as a driver’s license) to gain admission to the Meeting.

BENEFICIAL

If, as of February 17, 2023, you held shares of the Fund through an intermediary (such as a broker-dealer) and wish to participate in and vote at the Meeting, you will need to obtain a legal proxy from your intermediary reflecting the Fund’s name Eaton Vance Global Small-Cap Equity Fund, the number of shares of the Fund you held and your name and email address.

If you would like to be provided with the conference call dial-in information and instructions for voting during the Meeting, you may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy to an email and send it to attendameeting@astfinancial.com with the Fund’s name and “Legal Proxy” in the subject line. You will then be provided with the conference call dial-in information and instructions for voting during the Meeting.

If you hold shares of the Fund through an intermediary and plan to attend and vote at the Meeting in person, you will be required to show a valid photo identification, your authority to vote your shares (referred to as a “legal proxy”) to gain admission to the Meeting.

The proxy statement is available online at: www.eatonvance.com

AST Fund Solutions is identified in the Proxy Statement/Prospectus as the Fund’s proxy solicitor.

NAME OF FUND	CLASS	TICKER	CUSIP
Eaton Vance Global Small-Cap Equity Fund	A	ESVAX	277911236
Eaton Vance Global Small-Cap Equity Fund	C	ESVCX	277911210
Eaton Vance Global Small-Cap Equity Fund	I	ESVIX	277923512

For Internal Distribution Only	Page 4

Eaton Vance Global Small-Cap Equity Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Eaton Vance Global Small-Cap Equity Fund. I wanted to confirm that you have received the proxy material for the Joint Special Meeting of Shareholders scheduled to take place on April 27, 2023.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Eaton Vance Global Small-Cap Equity Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 03-21-2023

Eaton Vance Global Small-Cap Equity Fund Answering Machine Script

Hello.

I am calling regarding your investment with Eaton Vance Global Small-Cap Equity Fund.

The Joint Special Meeting of Shareholders is scheduled to take place on April 27, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-309-2984 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.